Exhibit 99.1

Cornerstone Realty Reports Third Quarter 2004 Results

    RICHMOND, Va.--(BUSINESS WIRE)--Nov. 9, 2004--Cornerstone Realty Income Trust, Inc. (NYSE: TCR) today reported operating results for the third quarter and first nine months ended September 30, 2004.
    Funds From Operations ("FFO") for the third quarter ended September 30, 2004 were $10.8 million, or $0.19 per common share basic and diluted, compared with $11.1 million, or $0.20 per common share basic and diluted, in the third quarter of 2003. FFO for the first nine months of 2004 was $34.7 million, or $0.60 per common share basic and diluted, before severance and other organizational costs incurred in the first quarter of 2004, compared with $32.2 million, or $0.60 per common share basic and diluted, last year. Including the severance and other organizational costs incurred in the first quarter of 2004, FFO for the first nine months of 2004 was $33.9 million, or $0.59 per common share basic and diluted. Net income available to common shareholders for the third quarter ended September 30, 2004 was $0.2 million, or $0.00 per common share basic and diluted, compared with a net loss available to common shareholders of $2.4 million, or $0.04 per common share basic and diluted, in the third quarter of 2003. For the first nine months of 2004, net loss available to common shareholders was $4.3 million, or $0.08 per common share basic and diluted, compared with a net loss available to common shareholders of $4.5 million, or $0.08 per common share basic and diluted, in the first nine months of 2003. FFO is the generally accepted measure of operating performance for a real estate investment trust (REIT). A reconciliation of net income to FFO is included in the Operating Results table at the end of this news release.
    In the third quarter of 2004, total revenues were $45.1 million compared with $45.0 million last year. Average physical occupancy in the third quarter of 2004 was 93.8% compared with 93.0% last year, and the average rent per unit in the third quarter of this year was $667 compared with $674 last year. In the first nine months of 2004, total revenues were $135.2 million compared with $127.0 million a year ago. Average physical occupancy in the first nine months of 2004 was 93.1% compared with 92.0% a year ago, and the average rent per unit for the first nine months of 2004 was $672 compared with $675 last year.
    Commenting on the third quarter and year-to-date results, Glade M. Knight, chairman and chief executive officer, said: "We are encouraged by positive revenue trends and leasing momentum within the overall portfolio during the third quarter as our physical occupancy trends continue to improve and our overall concessions have declined. Our third quarter funds from operations, however, were negatively impacted by higher turn, property management, and taxes and insurance expenses, in addition to dilution resulting from the timing delay in reinvesting our joint venture proceeds. Given our current occupancy levels, we do not expect the higher turn and property management expenses to continue in the fourth quarter," Knight said.

    Comparable Property Operations

    Comparable property operations is a measure Cornerstone uses to evaluate performance and is not deemed to be an alternative to net income as determined in accordance with generally accepted accounting principles. In addition, this measure as calculated by Cornerstone may not be comparable to similarly entitled measures of other companies.
    At the end of the third quarter of 2004, Cornerstone's "same-community" portfolio consisted of 77 stabilized apartment communities containing 20,542 apartment homes that the company owned since January 1, 2003, representing approximately 90% of Cornerstone's 22,910 units. For the third quarter of 2004, same-community property operating income (rental income less property operating expenses) decreased 1.6% compared with the third quarter of last year. Third quarter 2004 rental income increased 1.3% compared to the third quarter of last year, primarily a result of an increase in average physical occupancy to 93.8% from 92.9%. Operating expenses increased 4.9% compared with the third quarter of 2003, primarily attributable to higher turn costs associated with an increased number of move-ins during the quarter, and higher taxes and insurance expenses. For the first nine months of 2004, same-community property operating income decreased 0.6% compared with the first nine months of 2003. Rental income in the first nine months of 2004 increased 0.5% and expenses increased 2.0% compared with the first nine months of last year.

    Joint Venture and Property Management Agreement

    On July 22, 2004 Cornerstone entered into a joint venture with Sterling American Property Inc. of Great Neck, N.Y. The joint venture has acquired Cornerstone's two apartment communities in Columbia, S.C. for approximately $16.9 million. The Columbia properties, Stone Ridge Apartments and The Arbors at Windsor Lake Apartments, have a total of 419 units. Cornerstone has a 10% limited partner interest in the joint venture, and the company will continue to manage the two communities. Cornerstone recognized a $3.5 million gain based upon the sale of its 90% interest in those communities. The gain is excluded from FFO but included in net income available to common shareholders for the three-month and nine-month periods ended September 30, 2004.

    Definitive Merger Agreement

    On October 25, 2004 Cornerstone and Colonial Properties Trust (NYSE: CLP), a real estate investment trust (REIT) that owns a diversified portfolio of multifamily, office and retail properties, announced that they have entered into a definitive merger agreement under which Cornerstone will merge into Colonial Properties. The total transaction value, including the assumption or repayment of Cornerstone debt, is approximately $1.5 billion. There are a number of conditions that must occur for the merger to close. These conditions include the approval of the transaction by the shareholders of both Cornerstone and Colonial Properties, the receipt of necessary consents, the resolution of certain tax matters and the redemption of Cornerstone's Series A preferred shares. The transaction is expected to close during the first quarter of 2005. Further information on the merger agreement can be found in recent Securities and Exchange Commission (SEC) filings and news releases from both companies.

    Dividends

    A quarterly dividend of $0.20 per share was paid on October 20, 2004 to common shareholders of record on September 30, 2004. The company also paid a quarterly dividend of $0.5938 per share on October 20, 2004 to record holders of its Series A Convertible Preferred Shares on September 30, 2004.

    Conference Call and Webcast

    Cornerstone will hold a live conference call and webcast Tuesday November 9, 2004, at 10:00 a.m. EST to review third quarter and year-to-date results. Individual investors can access the live webcast by visiting the Investor Relations page of the company's Web site at www.cornerstonereit.com.
    Investment professionals and media should call the company's Investor Relations department at (804) 643-1761 for further information on participating in the conference call. A replay of the conference call and webcast will be available on the company's Web site shortly after completion of the live event.

    Supplemental Information

    Additional operational and financial information for the third quarter and year-to-date periods is available in the Investor
Relations section of Cornerstone's Web site at www.cornerstonereit.com.

    Forward Looking Statements

    Certain statements contained herein constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from results expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the proposed merger with Colonial Properties Trust, the ability to obtain property financing, unanticipated adverse business developments affecting the company, adverse changes in the real estate markets, and local as well as general economic and competitive factors. There is no assurance that planned events or results, including, among other things, the proposed merger with Colonial Properties Trust, will be achieved. In addition, the timing and level of distributions to common shareholders are within the discretion of the company's board of directors and, pursuant to the merger agreement with Colonial Properties Trust, are subject to resolution of certain tax matters. The company on a regular basis considers what level of distributions to common shareholders is appropriate.

    Corporate Profile

    Cornerstone Realty Income Trust, Inc. (NYSE:TCR) is a fully integrated, self-managed and self-advised real estate company that has operated as a real estate investment trust (REIT) since 1993. The company focuses on the ownership and management of multifamily communities in select markets in Virginia, North Carolina, South Carolina, Georgia and Texas. Currently Cornerstone owns 87 apartment communities with 22,910 units, a third-party property management business, apartment land under development, and ownership interests in four real estate joint ventures. Cornerstone is headquartered in Richmond, Virginia and its common stock trades on the New York Stock Exchange under the symbol "TCR." For more information about Cornerstone, visit the company's web site at www.cornerstonereit.com.

    This press release does not constitute an offer of any securities for sale.



    CORNERSTONE REALTY INCOME TRUST, INC.
              BALANCE SHEET DATA            September 30, December 31,
    In Thousands Except Per Share Amounts           2004         2003
----------------------------------------------------------------------

Assets
----------------------------------------------
Investment in Rental Property
  Land                                         $  159,934  $  160,192
  Building and Property Improvements            1,105,456   1,103,043
  Furniture and Fixtures and Other                 40,198      38,735
  Real Estate Under Development                    11,345       5,450
                                               ----------- -----------

                                                1,316,933   1,307,420
  Less Accumulated Depreciation                  (259,075)   (224,535)
                                               ----------- -----------

                                                1,057,858   1,082,885
                                               ----------- -----------

Cash and Cash Equivalents                           2,173       1,393
Prepaid Expenses                                    3,423       5,334
Deferred Financing Costs, Net                       5,769       5,924
Investment in Real Estate Joint Ventures            4,168       2,649
Other Assets                                       32,112      26,257
                                               ----------- -----------

                 Total Assets                  $1,105,503  $1,124,442
                                               =========== ===========

----------------------------------------------------------------------

Liabilities and Shareholders' Equity
----------------------------------------------
Liabilities
  Notes Payable-Secured                        $  811,449  $  801,754
  Distributions Payable                                76          76
  Accounts Payable and Accrued Expenses            19,757      14,950
  Rents Received in Advance                           554         884
  Tenant Security Deposits                          2,124       1,889
                                               ----------- -----------

              Total Liabilities                   833,960     819,553

Minority Interest of Unit Holders in
 Operating Partnership                             17,856      18,884

Shareholders' Equity
  Preferred Stock, No Par Value,
   Authorized 25,000 Shares; $25
   Liquidation Preference, Series
   A Cumulative Convertible Redeemable;
   Issued and Outstanding 127 Shares                2,680       2,680
  Common Stock, No Par Value, Authorized
   100,000 Shares; Issued and Outstanding
   56,200 Shares and 55,534 Shares,
   Respectively                                   544,591     538,969

  Deferred Compensation                              (237)       (456)
  Distributions Greater Than Net Income          (292,989)   (255,188)
  Accumulated Other Comprehensive Loss               (358)          -
                                               ----------- -----------

      Total Shareholders' Equity                  253,687     286,005
                                               ----------- -----------

  Total Liabilities and Shareholders' Equity   $1,105,503  $1,124,442
                                               =========== ===========


 CORNERSTONE REALTY INCOME TRUST,
                INC.
         OPERATING RESULTS            Three Months        Nine Months
  In Thousands Except Per Share           Ended              Ended
              Amounts                 September 30,      September 30,
                                      2004    2003      2004     2003
----------------------------------------------------------------------
Revenues
  Rental Income                    $42,510 $42,686  $128,263 $120,697
  Other Property Income              2,544   2,287     6,978    6,292
                                   ---------------- ------------------
Total Revenues                      45,054  44,973   135,241  126,989

Expenses
  Property and Maintenance          14,123  13,774    39,977   37,529
  Taxes and Insurance                6,358   6,050    18,937   17,258
  Property Management                1,377   1,134     3,904    3,126
  General and Administrative         1,003   1,036     3,086    2,720
  Depreciation and Amortization of
   Real Estate Assets               13,705  13,461    41,374   38,387
  Severance Costs and Other
   Organizational Charges                -       -       760        -
  Expenses Associated with the Proposed
   Colonial Properties
    Trust Merger                       190       -       190        -
  Other Depreciation                     6       6        17       17
  Other                                  9      58       187      209
                                   ---------------- ------------------
Total Expenses                      36,771  35,519   108,432   99,246

Income Before Interest Income
 (Expense)                           8,283   9,454    26,809   27,743
  Interest Income                       30     108        93      170
  Interest Expense                 (11,460)(11,932)  (34,602) (34,264)
                                   ---------------- ------------------
Loss from Continuing Operations
 before Gains on Sales of
 Investments and Minority Interest
 of Unit Holders in
 Operating Partnership              (3,147) (2,370)   (7,700)  (6,351)
Gain on Sales of Investments         3,454       -     3,454        -
Minority Interest of Unit Holders
 in Operating Partnership              (17)     84       126      170
                                   ---------------- ------------------
Income (Loss) from Continuing
 Operations                            290  (2,286)   (4,120)  (6,181)

Discontinued Operations
  Loss from Discontinued Operations      -      (3)        -      (10)
  Gain on Sales of Investments           -       -         -    1,962
                                   ---------------- ------------------
Net Income (Loss)                     $290 $(2,289)  $(4,120) $(4,229)
                                   ================ ==================

Distributions to Preferred
 Shareholders                          (76)    (76)     (227)    (227)
                                   ---------------- ------------------
Net Income (Loss) Available to
 Common Shareholders                  $214 $(2,365)  $(4,347) $(4,456)
                                   ================ ==================

Funds From Operations
Net Income (Loss) Available to
 Common Shareholders                  $214 $(2,365)  $(4,347) $(4,456)
Adjustments:
  Distributions to Preferred
   Shareholders                         76      76       227      227
  Minority Interest of Unit Holders
   in Operating Partnership             17     (84)     (126)    (170)
  Gain on Sales of Investments      (3,454)      -    (3,454)  (1,962)
  Expenses Associated with the
   Proposed Colonial Properties
   Trust Merger                        190       -       190        -
  Depreciation on JV Investments        33       -        78        -
  Depreciation from Discontinued
   Operations                            -       -         -      162
  Depreciation and Amortization of
   Real Estate Assets               13,705  13,461    41,374   38,387
                                   ---------------- ------------------
Funds From Operations              $10,781 $11,088   $33,942  $32,188
                                   ================ ==================
Per Share
  Weighted Average Common and
   Preferred Shares and
  Operating Partnership Units --
   Diluted                          58,179  56,737    57,941   53,750
  Funds From Operations Per Share
   -- Basic and Diluted              $0.19   $0.20     $0.59    $0.60
  Common Share Distributions         $0.20   $0.20     $0.60    $0.68
  Net Income (Loss) from Continuing
   Operations -- Basic and Diluted   $0.01  $(0.04)   $(0.07)  $(0.12)
  Net Income from Discontinued
   Operations -- Basic and Diluted      $-      $-        $-    $0.04
  Net Income (Loss) Available to
   Common Shareholders --
   Basic and Diluted                    $-  $(0.04)   $(0.08)  $(0.08)
  Weighted Average Common Shares --
   Basic and Diluted                56,170  54,729    55,933   51,684


    CONTACT: Cornerstone Realty Income Trust, Inc., Richmond
             Mark M. Murphy, 804-643-1761, ext. 231
             www.cornerstonereit.com